Exhibit 21

Subsidiaries of the Registrant

Entity	Jurisdiction of Organization
72andSunny Midco LLC	Delaware
72andSunny Partners, LLC	Delaware
72andSunny NL B.V. 72andSunny Pty Ltd. A-Alliance LLC	The Netherlands Australia Delaware
A-Alliance UK Ltd Allegory LLC	United Kingdom Delaware
Allison & Partners LLC
Allison & Partners K.K.
Allison & Partners (Thailand) Limited
Allison & Partners Holdings (Thailand) Limited
Allison Kommunikations GmbH
Allison Partners Limited
Allison PR Beijing Ltd
Allison + Partners Singapore
Allison + Partners UK Limited
Anomaly B.V.
Anomaly GmbH
Anomaly Inc.
Anomaly London LLP
Anomaly Partners LA LLC
Delaware Japan Thailand Thailand Germany Hong Kong China Singapore United Kingdom The Netherlands Germany Canada Canada Delaware
Anomaly Partners LLC Anomaly (Shanghai) Advertising Co Ltd.	Delaware China
Anomaly UK Limited Berbenno sp.zoo	United Kingdom Poland
Brand New Galaxy USA Holdings Inc	Washington
Content26 LLC	Washington
Code and Theory (SF) LLC	California
Code and Theory LLC	New York
Code and Theory South America LLC	Delaware
Colle & McVoy LLC	Delaware
Concentric Health Experience Limited Concentric Partners LLC	United Kingdom Delaware
Content Management Corporation	Delaware
Crispin Porter & Bogusky LLC	Delaware
Crispin Porter & Bogusky Brasil Publicidade e Participacao Ltda Crispin Porter & Bogusky (Hong Kong) Limited Crispin Porter & Bogusky, Limited Doner Limited Doner Partners LLC	Brazil Hong Kong United Kingdom United Kingdom Delaware
eSubstance Limited Forsman & Bodenfors AB Forsman & Bodenfors Inhouse AB Forsman & Bodenfors LLC Forsman & Bodenfors Pte Ltd Forsman & Bodenfors Studio AB Forsman & Bodenfors Daily AB ForwardPMX Group LLC	United Kingdom Sweden Sweden Delaware Singapore Sweden Sweden Delaware
Gale Creative Agency Pvt Ltd Gale Partners Inc. Gale Partners LLC	India Canada Delaware
Gale Partners LP Gale Pte Ltd Grayson Agency Group LLC	Canada Singapore Delaware

Grayson Agency LLC	Delaware
Happy Forsman & Bodenfors AB Harris Insights and Analytics LLC	Sweden Delaware
HarrisX LLC	Delaware
HPR Partners, LLC	Delaware
Hunter PR Canada LP Hunter Public Relations UK Limited Ink Publishing Corporation Instrument LLC Kenna Communications GP Inc. Kenna Communications LP Kettle Solutions LLC	Canada United Kingdom Delaware Delaware Canada Canada New York
Kollo AB Maru Group Limited	Sweden United Kingdom
Maru Group US Inc	Delaware
Maru Group Canada Inc	Canada
Maxxcom LLC	Delaware
MDC Corporate (US) LLC	Delaware
MDC Partners UK Holdings Limited MediaCurrent Interactive Solutions LLC	United Kingdom Georgia
Midas Corporate Holdco (US) Inc.	Delaware
MMI Agency, LLC	Texas
Mono Advertising, LLC	Delaware
Multi-View Holdings Inc.	Delaware
Multi-View Inc.,	Texas
National Research Group, Inc.	California
New Team LLC PMX Agency LLC	Delaware Delaware
People Platform LLC	Delaware
Redscout LLC Rhythm Interactive LLC	Delaware Delaware
Scout Marketing LLC	Delaware
SKDKnickerbocker LLC	Delaware
Sloane & Company LLC	Delaware
Stagwell APAC PTE LTD	Singapore
Stagwell Canada GP Inc. Stagwell Global LLC	Canada Delaware
Stagwell Holdco Canada Inc. Stagwell Market Research LLC	Canada Delaware
Stagwell Marketing Cloud LLC Stagwell Marketing Communications LLC	Delaware Delaware
Stagwell Marketing Group Holdings LLC	Delaware
Stagwell Marketing Group LLC	Delaware
Stagwell Performance Marketing & Digital Transformation LLC	Delaware
Stagwell Performance Marketing Inc	Delaware
TargetCast LLC	Delaware
Team LP The Arsenal LLC The Search Agency Inc	Canada Delaware Delaware
Travel Content LLC	Delaware
Truelogic Software LLC	Delaware
Unique Influence Partners LLC	Delaware

Wolfgang LLC	Delaware
Y Media Labs LLC	Delaware
Yamamoto LLC	Delaware